Exhibit 10.1

LOAN AGREEMENT

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE
TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

This LOAN AGREEMENT (the "Agreement") is made and entered into as of November 10th, 2023, by and between Seafarer Exploration Corp. (the "Company") with its principal corporate offices located at 14497 North Dale Mabry Highway, Suite 209-N, Tampa, FL 33618 and [***] (the "Lender") with a mailing address of [***].

RECITALS

WHEREAS, the Lender agrees to provide a loan of up to one million dollars ($1,000,000) (the “Loan”) to the Company; and

WHEREAS, the Company agrees to repay the amount of the Loan plus any accrued interest to the Lender.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties to this Agreement (collectively "parties" and individually a "party") agree as follows:

AGREEMENT

1.	Loan Funding. Upon execution of this Agreement the Lender agrees to provide five hundred thousand dollars ($500,000) (the “First Loan Funding”) to the Company via bank wire transfer. of .

The Lender agrees to provide an additional five hundred thousand dollars ($500,000) (the “Second Loan Funding”) to the Company upon written request by the Company’s CEO at any time.

The First Loan Funding plus the Second Loan Funding (if any) will constitute the Loan balance (the “Loan Balance”).

2.	Rate. The Loan Balance will have an interest rate of one percent (6%) per annum. All interest will be accrued based on the actual Loan Balance outstanding.

3.	Terms of Repayment. The Company agrees to repay the actual Loan Balance plus accrued interest on the one year anniversary dates (the “Anniversary Dates”) from the receipt of the First Loan Funding and the Second Loan Funding. If the Company pays off the Loan Balance earlier than the Anniversary Dates then there is no prepayment penalty.

4.	Origination Fee. The Lender will receive a one time loan origination fee of 20,000,000 restricted shares of the Company’s common stock (the "Shares”) that will be paid upon the receipt of the First Loan Funding.

LOAN AGREEMENT

The Lender acknowledges that none of the Shares have been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state, that the Shares are being paid for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of such Securities for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing of said Shares made in full compliance with all applicable provisions of the Act, the Rules and Regulations promulgated by the Securities and Exchange Commission thereunder, and applicable state securities laws; and that such Securities must be held indefinitely unless they are subsequently registered under the Act, or an exemption from such registration is available, and will require an opinion of counsel that registration is not required under the Act or such state securities laws, and that the certificates to be issued will bear a legend indicating that transfer of the Shares have not been so registered and the legend may bear the following or similar words:

LOAN AGREEMENT

The Securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act") and the securities laws of any state. These Securities have been acquired for investment purposes and not with a view to distribution or resale, and may not be sold, assigned, made subject to a security interest, pledged, hypothecated, transferred or otherwise disposed of without an effective Registration Statement for such Securities under the Act, and applicable state securities laws, or an opinion of counsel satisfactory to the Company to the effect that registration is not required under such Act and such state securities laws.

5.	Acknowledgement of Lender. Lender acknowledges that this Agreement may be deemed a “security” as such term is defined under the Securities Act of 1933, as amended (the “Securities Act”), as well as various states’ securities laws and that such Agreement will not be registered under the Securities Act, Chapter 517, Florida Statutes, or any other states’ securities laws on the grounds that the transaction in which this Agreement is issued qualifies for applicable exemptions from the securities registration requirements of such statutes. The exemptions being claimed include, but are not necessarily limited to, those available under Section 4(2) of the Securities Act and Section 517.061(11) Florida Statutes. The reliance by the Borrower upon the exemptions from the securities registration requirements of the federal and state securities laws is predicated in part on the representations of Lender set forth in this Agreement.

Lender represents to the Company that the Lender is an “accredited investor” and/or a “sophisticated investor” as such term is construed under state and federal securities laws and Lender hereby releases, acquits and hold harmless the Company its officers, directors, employees, agents, representatives and assigns and those acting in concert or participation with them from any and all matters having to do with the lack of registration of this Agreement under state and federal securities laws and, further, covenants not to sue the Company, its officers, directors, employees, agents, representatives and assigns and those acting in concert or participation with them regarding any matters relating to the lack of registration of this Agreement and the claim under federal and state law of the private offering exemption.

During the transaction and prior to providing the Loan, Lender has had full opportunity to ask questions of and receive answers from the Company and its CEO regarding the terms and conditions of this Agreement, and the transactions contemplated hereby, as well as the affairs of the Company and related matters including the Company’s quarterly and annual reports, which can be found at https://www.sec.gov/edgar/searchedgar/companysearch. Lender understand that they may have access to whatever additional information or documents concerning the Company, its financial condition, its business, its prospects, its management, its capitalization, and other similar matters that they desire, at the offices of the Company, at any reasonable hour, after reasonable prior notice, access to all documents and information concerning the Company, including all public filings at https://www.sec.gov/edgar/searchedgar/companysearch. Lender confirms that they do not desire to receive any further information;

The Lender understands that the Company intends to use the Loan Proceeds, in its sole discretion, for general working capital purposes, and/or debt repayment.

LOAN AGREEMENT

6.	No Collateral. Lender and Company both explicitly acknowledge that the Loan extended herein is unsecured and does not contain any collateral. Both parties acknowledge and agree that no assets, properties, or other valuables will serve as collateral for this Agreement, and the Company’s obligation to repay the loan shall be solely based on the terms and conditions outlined in this agreement.

7.	Shareholders, Officers, and Directors not Liable. No shareholder, officer, director, employee, advisor, consultant, counsel, or affiliate of Borrower shall be liable for any amounts due or payable pursuant to this Agreement.

8.	Choice of Law. This Agreement will be governed by and construed in accordance with the laws of the State of Florida without regard to any rules of conflict or choice of laws which require the application of the laws of another jurisdiction, and venue shall be proper in Hillsborough County, Florida.

9.	Entire Agreement. This Agreement supersedes all other prior oral or written agreements between the Lender, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Loan Agreement contains the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Loan Agreement may be waived or amended other than by an instrument in writing by the party to be charged with enforcement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

Agreed to an Accepted:

/s/ Kyle Kennnedy

Kyle Kennedy

Chief Executive Officer Seafarer Exploration Corp

Lender:

/s/ [***]

[***]

Individual